EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

 PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rhonda Rosen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Blacksands Petroleum, Inc. on Form 10-Q for the fiscal period ended July 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

	By:	/S/ RHONDA ROSEN
Date: September 15, 2014	Name:	Rhonda Rosen
	Title:	Interim President (Principal Executive Officer)

I, Donald Giannattasio, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Blacksands Petroleum, Inc. on Form 10-Q for the fiscal period ended July 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

	By:	/S/ DONALD GIANNATTASIO
Date: September 15, 2014	Name:	Donald Giannattasio
	Title:	Chief Financial Officer